Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 6.2 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE SHARES

THIS WARRANT TO PURCHASE SHARES (as amended and in effect from time to time, this “Warrant”) is issued as of the issue date set forth on Schedule I hereto (the “Issue Date”) by the company set forth on Schedule I hereto (the “Company”) to [•] (“Holder”). This Warrant is issued in full satisfaction of that certain Warrant to Purchase Units issued to Holder by Gloo Holdings, LLC on April 23, 2024. The parties agree as follows:

SCHEDULE I. WARRANT PROVISIONS.

Warrant Section	Warrant Provision
Recitals – “Issue Date”	[•]
Recitals – “Company”	Gloo Holdings, Inc., a Delaware corporation
1.1 – “Exercise Price”	$18.00 per Share to be issued hereunder
6.1 – “Expiration Date”	[•]
Section 1.
RIGHT TO PURCHASE SHARES.
1.1
Grant of Right. For good and valuable consideration, the Company hereby grants to Holder (together with any successor or permitted assignee or transferee of this Warrant or of any Shares issued upon exercise hereof, “Holder”) the right, and Holder is entitled, to purchase from the Company up to [•] fully paid and non-assessable shares of Class B common stock (“Class B Common Stock”) of the Company (the “Shares”), at the purchase price per Share set forth on Schedule I hereto (the “Exercise Price”), subject to the provisions and upon the terms and conditions set forth in this Warrant.
Section 2.
EXERCISE.
2.1
Method of Exercise. Holder may exercise this Warrant in whole or in part at any time and from time to time prior to the expiration or earlier termination of this Warrant, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company, in an amount equal to the product obtained by multiplying (i) the number of Shares to be purchased by the Holder by (ii) the Exercise Price, as determined in accordance with the terms hereof (the “Aggregate Exercise Price”). Notwithstanding any contrary provision herein, to the extent that the original of this Warrant is an electronic original, in no event shall an original ink-signed paper copy of this Warrant be required for any exercise of a Holder’s rights hereunder, nor shall this Warrant or any physical copy hereof be required to be physically surrendered at the time of any exercise hereof. Upon receipt of the Notice of Exercise, the Company shall issue the Shares.
2.2
Fair Market Value. If shares of Class A common stock of the Company (“Class A Common Stock”) are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of a share of Class A Common Stock, reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If shares of Class A Common Stock are not then traded in a Trading Market, the board of directors of the Company (the “Board”) shall determine the fair market value of a Share in its reasonable good faith judgment.
2.3
Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 2.1, the Company shall deliver to Holder a certificate (or, in the case of uncertificated securities, provide notice of book entry) representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired (or surrendered in payment of the Aggregate Exercise Price).
2.4
Replacement of Warrant.
(a)
Paper Original Warrant. To the extent that the original of this Warrant is a paper original, on receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.
(b)
Electronic Original Warrant. To the extent that the original of this Warrant is an electronic original, if at any time this Warrant is rejected by any person (including, but not limited to, paying or escrow agents) or any such person fails to comply with the terms of this Warrant based on this Warrant being presented to such person as an electronic record or a printout hereof, or any signature hereto being in electronic form, the Company shall, promptly upon Holder’s request and without indemnity, execute and deliver to Holder, in lieu of electronic original versions of this Warrant, a new warrant of like tenor and amount in paper form with original ink signatures.
2.5
Treatment of Warrant Upon Acquisition of Company.
(a)
Acquisition. “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares of capital stock representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Acquisition” shall not include any sale and issuance by the Company of its shares of capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire shares of capital stock of the Company to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.
(b)
Treatment of Warrant in Cash/Public Acquisition. In the event of an Acquisition in which the consideration to be received by the holders of Shares consists solely of cash, solely of Marketable Securities (as hereinafter defined) or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 2.2 above would be greater than the Exercise Price in effect as of immediately prior to the closing of such Cash/Public Acquisition, and Holder has not previously exercised this Warrant in full, then, in lieu of Holder’s exercise of the unexercised portion of this Warrant, this Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase Shares and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Acquisition on and in respect of all Shares for which this Warrant was exercisable as of immediately prior to the closing thereof, net of the Aggregate Exercise Price therefor, as if such Shares had been issued and outstanding to Holder as of immediately prior to such closing, as and when such consideration is paid to the holders of Shares. In the event of a Cash/Public Acquisition in which the fair market value of one Share as determined in accordance with Section 2.2 above would be equal to or less than the Exercise Price in effect as of immediately prior to the closing of such Cash/Public Acquisition, then this Warrant will automatically and without further action of any party terminate as of immediately prior to such closing.
(c)
Treatment of Warrant in non-Cash/Public Acquisition. Upon the closing of any Acquisition other than a Cash/Public Acquisition, at the election of the Company, either (i) the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, at an Aggregate Exercise Price equal to the Aggregate Exercise Price in effect as of immediately prior to such closing, all subject to further adjustment from time to time thereafter in accordance with the provisions of this Warrant, or (ii) this Warrant shall be cancelled at closing and the acquiring, surviving or successor entity shall grant to Holder at closing a new warrant in itself or its ultimate parent with a value at the time of grant equal to the value of the Warrant at the time of such closing, as determined in the reasonable discretion of such acquiring, surviving or successor entity.
(d)
Marketable Securities. “Marketable Securities” means securities meeting all of the following requirements (determined as of immediately prior to the closing of the Acquisition): (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition. Notwithstanding the foregoing provisions of this Section 2.5(d), securities held in escrow or subject to holdback to cover indemnification-related claims shall be deemed to be Marketable Securities if they would otherwise be Marketable Securities but for the fact that they are held in escrow or subject to holdback to cover indemnification-related claims.
2.6
Conversion. Notwithstanding the provisions of Section 1 and 2, in the event all of the outstanding shares of Class B Common Stock are converted into shares of Class A Common Stock of the Company pursuant to the Company’s amended and restated certificate of incorporation, as amended from time to time, prior to the exercise (in whole or in part) of this Warrant, this Warrant shall automatically become exercisable for a number of shares of Class A Common Stock that the Holder would have received had this Warrant been exercised for Shares immediately prior to the first date the Class B Common Stock were so converted. In the event that this Warrant shall be exercisable for shares of Class A Common Stock (“Class A Common Shares”), all reference in this Warrant to Shares shall thereafter be deemed to mean Class A Common Shares.
Section 3.
CERTAIN ADJUSTMENTS TO THE Shares AND EXERCISE PRICE.
3.1
Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the Shares payable in additional Shares (including fractional shares) or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased, even if such number would include fractional shares, and the Exercise Price shall be proportionately decreased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased, even if such number would include fractional shares.
3.2
Reclassification, Exchange, Combination or Substitution. Upon any event whereby all of the outstanding Shares are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, “Shares” shall mean such securities and this Warrant will be exercisable for the number of such securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, at an Aggregate Exercise Price equal to the Aggregate Exercise Price in effect as of immediately prior to such event, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 3.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events. Notwithstanding the foregoing, to the extent there is any conflict between the provisions in this Section 3.2 and Section 2.6 above, Section 2.6 shall control.
3.3
Adjustment to Exercise Price on Cash Dividend. In the event that the Company at any time or from time to time prior to the exercise in full of this Warrant pays any cash dividend on the outstanding Shares or makes any cash distribution on or in respect of all outstanding Shares (other than a distribution of cash proceeds received by the Company in connection with an Acquisition described in Section 2.5(a)(i) above), then on and as of the date of each such dividend payment and/or distribution, the Exercise Price shall be reduced by an amount equal to the amount paid or distributed upon or in respect of each outstanding Share; provided that in no event shall the Exercise Price be reduced below the then-par value, if any, of a Share.
3.4
No Fractional Share. No fractional Share shall be issued upon exercise of this Warrant, and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional interest by paying Holder in cash an amount equal to (a) such fractional interest, multiplied by (b)(i) the fair market value (as determined in accordance with Section 2.2 above) of a full Share, less (ii) the then-effective Exercise Price (the “Fractional Value”), unless Holder otherwise elects, in its sole discretion, to waive such payment. Notwithstanding any contrary provision herein, if this Warrant becomes exercisable for a fractional interest at any time or from time to time prior to the exercise in full of this Warrant, and the Company eliminates such fractional interest prior to any exercise of this Warrant, then the then-effective Exercise Price shall be reduced by an amount equal to the Fractional Value, unless Holder otherwise elects, in its sole discretion, to waive such reduction.
3.5
Certificate as to Adjustments. Within a reasonable time following each adjustment of the Exercise Price, Class and/or number of Shares pursuant to the terms of this Warrant, the Company, at its expense, shall deliver a certificate of its Chief Financial Officer or other authorized officer to Holder setting forth the adjustments to the Exercise Price, Class and/or number of Shares and the facts upon which such adjustments are based. The Company shall, at any time and from time to time within a reasonable time following Holder’s written request and at the Company’s expense, furnish Holder with a certificate of its Chief Financial Officer or other authorized officer setting forth the then-current Exercise Price, Class and number of Shares and the computations or other determinations thereof.
Section 4.
REPRESENTATIONS AND COVENANTS OF THE COMPANY.
4.1
Representations and Warranties. The Company represents and warrants to, and agrees with, Holder as follows: All Shares which may be issued upon the exercise of this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under the bylaws of the Company, as amended, restated, modified, or supplemented from time to time (the “Bylaws”) or applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available such number of Shares and other securities as will be sufficient to permit the exercise in full of this Warrant.
4.2
Notice of Certain Events. If the Company proposes at any time to:
(a)
declare any dividend or distribution upon the outstanding Shares, whether in cash, shares of capital stock or other securities or property and whether or not a regular cash dividend;
(b)
offer for subscription or sale pro rata to all holders of the outstanding Shares any additional securities of the Company (other than pursuant to contractual pre-emptive or first refusal rights);
(c)
effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding Shares; or

(d)
effect an Acquisition, or to liquidate, dissolve or wind up the Company;

then, in connection with each such event, the Company shall give Holder (pursuant to Section 6.5 below):

(1)
in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding Shares will be entitled thereto) or for determining rights to vote, if any; and
(2)
in the case of the matters referred to in (c) and (d) above, at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding Shares will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice).
4.3
Certain Company Information. Upon request of Holder at any time when the Company is either not current with its reporting requirements under the Exchange Act or is not subject to the reporting requirements under the Exchange Act, the Company will provide such information requested by Holder from time to time, within a reasonable time following each such request, that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirement, provided however, that the rights set forth in this Section 4.3 shall not be transferable in connection with any transfer of this Warrant to a direct competitor of the Company.
Section 5.
REPRESENTATIONS AND COVENANTS OF HOLDER.

Holder represents and warrants to, and agrees with, the Company as follows:

5.1
Investment Representations.
(a)
Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise hereof are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.
(b)
Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
(c)
Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities for an indefinite period of time, and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
(d)
Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(e)
No Registration. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act or registered or qualified under the securities laws of any state, and are issued in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that the Company is under no obligation to so register or qualify this Warrant, the Shares or such other securities. Holder understands that this Warrant and the Shares issued upon any exercise hereof are “restricted securities” under applicable federal and state securities laws and must be held indefinitely unless subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless exemptions from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.
5.2
No Stockholder Rights. Without limiting any provision of this Warrant, Holder agrees that as a Holder of this Warrant it will not have any rights (including, but not limited to, voting rights) as a stockholder of the Company with respect to the Shares issuable hereunder unless and until the exercise of this Warrant and then only with respect to the Shares issued on such exercise.
Section 6.
MISCELLANEOUS.
6.1
Term. Subject to the provisions of Section 2.5 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 5:00 PM, Mountain Time on the Expiration Date set forth on Schedule I and shall be void thereafter.
6.2
Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise hereof may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).
6.3
Exchange, Assignment or Loss of Warrant. Subject to the provisions of Section 6.2, this Warrant may only be assigned or transferred by the Holder in accordance with the terms of this Warrant, the Bylaws, any other agreement between the Company and Holder, and applicable laws, and, in any event, upon the written consent of the Company, which shall not be unreasonably withheld; provided, however, no Holder shall assign or transfer this Warrant (or any portion hereof) to any Person that competes in whole or in part with the Company as determined in good faith by the Board. Any assignment shall be made by surrender of this Warrant to the Company with the assignment form substantially in the form attached hereto as Appendix 2 duly executed (the “Assignment Form”). The Company shall, within ten (10) business days of receipt of the Warrant and Assignment Form, either (i) consent to such assignment and execute and deliver a new Warrant in identical form in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled or (ii) notify the Holder that the Company is withholding its consent to such assignment. This Warrant may be divided or may be combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company together with a written notice specifying the names and the denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants issued in substitution for or replacement of this Warrant or into which this Warrant may be divided or exchanged. Notwithstanding the foregoing, the Holder shall be entitled to transfer this Warrant to its affiliates (including affiliated funds, members and partners) without the prior written consent of the Company provided that such Holder give written notice to the Company at least ten (10) business days prior to such transfer.
6.4
Payment of Taxes. The Company shall pay all taxes and other governmental charges that may be imposed with respect to the issue or delivery of this Warrant, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving the Shares upon exercise hereof.
6.5
Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the

Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 6.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Attn:

Telephone: (____) ______________
Email: ______________________

All notices to the Company shall be addressed as follows until Holder receives notice of a change in address:

Gloo Holdings, Inc.

Attn: [•]
831 Pearl Street

Boulder, CO 80302
Email: gloolegaldistro@gloo.us

6.6
Amendment and Waiver. Notwithstanding any contrary provision herein or in the Purchase Agreement, this Warrant may be amended and any provision hereof waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the Company and the Holder. Any waiver or amendment effected in accordance with this section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding, their successors and assigns, and the Company.
6.7
Counterparts; Electronic Signatures; Status as Certificated Security. This Warrant may be executed by one or more of the parties hereto in any number of separate counterparts, all of which together shall constitute one and the same instrument. The Company, Holder and any other party hereto may execute this Warrant by electronic means and each party hereto recognizes and accepts the use of electronic signatures and the keeping of records in electronic form by any other party hereto in connection with the execution and storage hereof. To the extent that this Warrant or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature, as provided under applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. The fact that this Warrant is executed, signed, stored, or delivered electronically shall not prevent the assignment by any Holder of this Warrant pursuant to Section 6.3 or the enforcement of the terms hereof. To the extent that the original of this Warrant is an electronic original, this Warrant, and any copies hereof, shall NOT be deemed to be a “certificated security” within the meaning of Section 8102(a)(4) of the California Commercial Code. Physical possession of the original of this Warrant or any paper copy thereof shall confer no special status to the bearer thereof.
6.8
Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
6.9
Business Days. “Business Day” means any day that is not a Saturday, Sunday or a day on which banks in Colorado are closed.
6.10
Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SALE AND ISSUANCE OF SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE ACT, OR THE SECURITIES LAWS OF ANY STATE AND, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION. NO OPINION OF COUNSEL SHALL BE

REQUIRED IF THE TRANSFER IS TO AN AFFILIATE OF HOLDER, PROVIDED THAT ANY SUCH TRANSFEREE IS AN “ACCREDITED INVESTOR” AS DEFINED IN REGULATION D PROMULGATED UNDER THE ACT.

Such legend shall be removed and the Company shall, or shall instruct its transfer agent to, issue a certificate without such legend or any other legend to the holder of such shares (i) if such Shares are sold or transferred pursuant to an effective registration statement under the Act covering the resale of such Shares by the holder thereof, (ii) if such Shares are sold or transferred pursuant to Rule 144 under the Act, (iii) if such Shares are eligible for resale without any restrictions under Rule 144 under the Act, or (iv) upon the request of such holder if such request is accompanied (at such holder’s expense) by a written opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act or any applicable state securities laws for the resale of the Shares purchased upon exercise of this Warrant. The removal of such restrictive legend from any certificates representing the Shares purchased upon exercise of this Warrant is predicated upon the Company’s reliance that the holder of such Shares would sell, transfer, assign, pledge, hypothecate or otherwise dispose of such Shares pursuant to either the registration requirements of the Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

Section 7.
GOVERNING LAW, VENUE AND JURY TRIAL WAIVER.
7.1
Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.
7.2
Jurisdiction and Venue. The Company and Holder each irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of Colorado and to the jurisdiction of the United States District Court for the State of Colorado for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Colorado or the United States District Court for the State of Colorado and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
7.3
Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND HOLDER EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS WARRANT, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES’ AGREEMENT TO THIS WARRANT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
7.4
Survival. This Section 7 shall survive the termination of this Warrant.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Shares to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY:

GLOO HOLDINGS, INC.

By:

Name: Scott Beck

Title: President and Chief Executive Officer

HOLDER:

[•]

By:

Name: [•]

Title: [•]

Signature Page to Warrant

APPENDIX 1

Form of Notice of Exercise of Warrant

1.
The undersigned Holder hereby exercises its right to purchase ___________ Shares as set forth on Schedule I thereto of Gloo Holdings, Inc., a Delaware corporation (the “Company”) in accordance with the attached Warrant to Purchase Shares, and tenders payment of the Aggregate Exercise Price for such shares as follows:

[ ] Check in the amount of $________ payable to order of the Company enclosed herewith

[ ] Wire transfer of immediately available funds to the Company’s account

[ ] Other [Describe] __________________________________________

2.
Please issue a certificate or certificates (or evidence of book entry) representing the Shares in the name specified below:

___________________________________________

Holder’s Name

___________________________________________

___________________________________________

(Address)

3.
By its execution below and for the benefit of the Company, Holder hereby makes each of the representations and warranties set forth in Section 5.1 of the Warrant to Purchase Shares as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

Appendix 1

APPENDIX 2

Assignment Form

FOR VALUE RECEIVED the undersigned registered owner of this Warrant, conditioned upon the consent of Gloo Holdings, Inc., which must be obtained pursuant to Section 6.3 of this Warrant, hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Shares set forth below:

Name and Address of Assignee No. of Shares

_________________________________ ________________________

and if such number of shares mentioned herein shall not include all of the Shares issuable as provided in this Warrant, then new Warrants of like tenor and date shall be issued. The undersigned does hereby irrevocably constitute and appoint _________________________ attorney-in-fact to register such transfer on the books of Gloo Holdings, Inc., maintained for the purpose, with full power of substitution in the premises.

Dated: __________ _________________________________

(Name of Registered Owner)

_________________________________

(Signature of Registered Owner)